EXHIBIT 8.1

Jaime A. Arias C.
Ricardo Alberto Arias
Carlos L. Lopez T.
Tomas H. Herrera D.
Alfonso Arias
Diego A. De La Guardia
Didimo M. Rios
Ramon R. Arias P.
Ines Maria F. De Lara
Diego Herrera D.
Mario Lewis M.
Rebeca Herrera D.
Cristina M. Lewis
Peter Chatlani
Eric I. Rios A.
Cristina E. Thater H.
Selva Del C. Quintero M.
Franklin Jimenez R.
Alfonso Rosas
Christina D’Anello
Manuel Hoo
Delia L. Palma P.
Ileana M. Cespedes V.
Linda J. Castillo R.
Leslie Marín
Edgar Herrera
Ilka Urriola
Of Counsel
MARIO J. GALINDO H.
BORIS H. CHANIS G.
Fiduciaries:
REGAL TRUST (BVI) LTD.
P.O. Box 659
International Trust Building
Road Town, Tortola
British Virgin Islands
Phone: 1-284-494-3215
Fax : 1-284-494-3216
E-mail: rpinzon@gala.com.pa
GALA MANAGEMENT
SERVICES, INC.
P.O. Box 0816-03431
Panama 5, Rep. Of Panama
Phone: (507)264-4193
Fax: (507)269-0324
E-Mail: rpinzon@gala.com.pa
Subsidiaries:
GALA SERVICES (BVI) LTD.
Scotia Plaza, Ave . Federico Boyd No
18 y Calle 51
P.O. Box 0816-03356
Panama 5, Republica de Panama
Phone: (507)264-4193
Fax: (507)269-0324
E-mail: bgalindo@gala.com.pa
Beatriz V. Galindo S.
Salomon J. Behar
GA & L. S.A
Costa Rica 1649
CP 11500, Carrasco
Montevideo, Uruguay
Phone: (598) 94-43-2524
E-mail: alejandroa@gala.com.pa
Affiliated Offices:
SAAM INVESTMENTS
Phone (507) 303-0460
Fax: (507) 303-0466
www.saaminvestments.com
E-mail: asaiz@saaminvestments.com
May 13, 2008
Copa Holdings, S.A.
Boulevard Costa del Este
Avenida Principal y Avenida de la Rotonda
Urbanización Costa del Este
Complejo Business Park, Torre Norte
Parque Lefevre
Panama City, Republic of Panama
Re:	Legal Opinion regarding the Panamanian tax consequences for Class
A shareholders in accordance with the offer and sale of shares of Copa
Holdings, S.A. with the U.S. Securities and Exchange Commission.
Ladies and Gentlemen:
     We act as Panamanian counsel for Copa Holdings, S.A. (the “Company”) a corporation duly organized and existing under the laws of Panama, in connection with the Registration Statement on Form F-3 to be filed by the Company with the U.S. Securities and Exchange Commission on May 13, 2008, relating to the offer and sale of the Company’s Class A shares.
     We confirm that we have reviewed the information in the prospectus included in the Registration Statement under the caption “Income Tax Consequences — Panamanian Taxation” and that, in our opinion, the statements included therein, insofar as they relate to the Panamanian tax consequences currently applicable to holders of Class A Shares, address the material tax consequences of the ownership and disposition of the Class A shares and are accurate and complete in all material respects.
     In rendering this opinion, we expressly incorporate in this opinion the statements set forth under the caption “Income Tax Consequences — Panamanian Taxation” in the prospectus included in the Registration Statement, including the limitations on the matters covered by that section set forth therein.
     Our opinion expressed in this paragraph is limited to the laws of the Republic of Panama and is based upon existing provisions of laws and regulations thereunder and administrative and judicial interpretations thereof, including existing interpretations thereof of the Economy and Finance Ministry, as of the date hereof, all of which are subject to subsequent, different interpretations and applications with effect from the date of effectiveness of the underlying laws and regulations.
     We are furnishing this opinion letter to you in connection with the filing of the Registration Statement. This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter in connection with the Registration Statement or the transactions or documents referred to therein.
     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the general rules and regulations promulgated thereunder.
     This opinion will be governed by and construed in accordance with the laws of the Republic of Panama in effect on the date hereof. We are qualified to practice law in the Republic of Panama and accordingly, express no legal opinion herein based upon any other laws other than the laws of Panama.

Yours Very Truly, GALINDO, ARIAS & LOPEZ

/s/ Ramon Ricardo Arias P.

Ramón Ricardo Arias P.
     RRAP/